PROMISSORY NOTE (“NOTE”) - 10% SIMPLE INTEREST

$6,200

10/8/ 2019

For VALUE RECEIVED, Bio Matrix Scientific Group, Inc. (“Borrower”) promises to pay to BST Partners (“Lender”) the principal sum of Six Thousand Two Hundred Dollars [$6200.00] with accrued simple interest at the rate of 10% percent per annum on the balance. The said principal and accrued interest shall be payable in lawful money of the United States of America on October 8, 2020. This Note may be prepaid in whole or in part at any time without premium or penalty. The Borrower hereby waives any notice of the transfer of this Note by the Lender or by any subsequent holder of this Note, agrees to remain bound by the terms of this Note subsequent to any transfer, and agrees that the terms of this Note may be fully enforced by any subsequent holder of this Note. All terms and conditions of this Note shall be interpreted under the laws of the state of California and venue shall be the state of California.

Borrower

/s/Timothy G. Foat

CEO

Accepted By:

/s/David R. Koos

Chairman and CEO